PREFERRED APARTMENT COMMUNITIES ANNOUNCES $40.0 MILLION PRIVATE PLACEMENT

ATLANTA, GA January 17, 2013 – Preferred Apartment Communities, Inc. (NYSE MKT: APTS) ("PAC" or the "Company"), a Maryland corporation, announced today that it has entered into definitive purchase agreements with institutional accredited investors and closed a private placement transaction raising gross proceeds of $40.0 million.

Under the terms of this transaction, PAC issued 40,000 shares of its Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock (the "Series B Preferred Stock") at a purchase price of $1,000 per share. The Series B Preferred Stock will automatically be converted into shares of common stock of the Company following, and subject to, stockholder approval. The shares of Series B Preferred Stock have a conversion price of $7.00 per common share (subject to adjustment). The Company has agreed to file a resale registration statement by no later than April 15, 2013 for the purpose of registering the resale of the underlying shares of common stock into which the shares of Series B Preferred Stock are convertible following stockholder approval. The Company expects to use the net offering proceeds to acquire multifamily residential properties.

John A. Williams, Chairman of the Board and Chief Executive Officer of PAC, said "We are very pleased with the successful placement of our Series B Preferred Stock, which we believe will allow us to continue our positive growth, financial results and operations."

Wunderlich Securities, Inc. and Compass Point Research & Trading, LLC acted as the lead placements agents for the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities sold in this private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States.  As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties.  As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of our total assets in other real estate related investments, as determined by our manager as appropriate for us.  Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may", "will", "expects", "plans", "estimates", "anticipates", "projects", "intends", "believes", "outlook" and similar expressions.

The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our intended use of proceeds; stockholder approval for the conversion of the shares of Series B Preferred Stock; and our ability to consummate any or all of the intended acquisitions of multifamily properties on a timely basis and on favorable terms, or at all.

Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Quarterly Reports on Form 10-Q filed with the SEC on May 11, 2012, August 13, 2012 and November 13, 2012 and our Annual Report on Form 10-K filed with the SEC on March 15, 2012, all under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."  All information in this release is as of the date hereof. The Company does not undertake a duty to update forward-looking statements, including its projected operating results.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein 770-818-4147
President and Chief Operating Officer
Email: lsilverstein@pacapts.com